UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2004

PalmSource, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-50402	77-0586278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Crossman Avenue, Sunnyvale CA	94089-1116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 400-3000

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1. Press release dated June 24, 2004 containing financial information for PalmSource, Inc. for the quarter and fiscal year ended May 28, 2004 and forward-looking statements relating to PalmSource’s performance during the first quarter of fiscal year 2005.

Item 12. Results of Operations and Financial Condition.

On June 24, 2004, PalmSource, Inc., a Delaware corporation (“PalmSource”), issued a press release announcing its financial results for the fiscal quarter and year ended May 28, 2004 and certain other information. A copy of the press release is attached as Exhibit 99.1 hereto.

The attached press release contains certain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. As used herein, “GAAP” refers to accounting principles generally accepted in the United States. To supplement our consolidated financial statements presented in accordance with GAAP, PalmSource has supplied non-GAAP measures of net income (loss), which are adjusted from results based on GAAP to exclude certain expenses. We believe that these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. These non-GAAP measures included in the attached press release have been reconciled to the nearest GAAP measure.

The press release also includes “safe harbor” language indicating that certain statements about PalmSource’ business and other matters contained in the press release are “forward-looking” rather than “historic.” A more thorough discussion of certain factors which may affect PalmSource’ operating results is included, among other sections, under the captions “Cautionary Factors That May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in PalmSource’ Quarterly Report on Form 10-Q for the fiscal quarter ended February 27, 2004 which is on file with the SEC and available at the SEC’s website (http://www.sec.gov).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PalmSource, Inc.

Date: June 24, 2004	By:	/s/ Albert J. Wood
Albert J. Wood
Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibits.
99.1	Press Release, dated June 24, 2004, containing financial information for PalmSource, Inc. for the quarter and fiscal year ended May 28, 2004 and forward-looking statements relating to PalmSource’ performance during the first quarter of fiscal year 2005.

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